Exhibit 10.2

PROSPECT GLOBAL RESOURCES, INC.

1621 18TH STREET, SUITE 260

DENVER, COLORADO 80202

MAY 30, 2012

The Karlsson Group, Inc.

18 Ozone Avenue

Venice, California 90291

Attention:                                       Mr. Anders Karlsson

Mr. Michael Stone

Mr. Jonathan Spanier

Gentlemen:

Reference is made to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), of even date herewith, entered into by and among The Karlsson Group, Inc., an Arizona corporation (“KG”), American West Potash, LLC, a Delaware limited liability company (“AWP”), and Prospect Global Resources Inc., a Delaware corporation (“Prospect”).  Capitalized terms used but not defined in this Agreement (this “Agreement”) shall have the meaning set forth in the Purchase Agreement.

The Parties acknowledge that as partial consideration for KG’s transfer of the Membership Interests to Prospect under the Purchase Agreement (the “Transfer”), KG is to receive the Warrant from Prospect Global Resources, Inc., a Nevada corporation (“PGRX” and collectively with Prospect, the “Prospect Parties”).  In connection therewith, the Parties hereby agree as follows:

1.              For income tax purposes, each of the Parties shall report KG’s receipt of the Warrant under the “open transaction” doctrine, pursuant to which: (i) the fair market value of the Warrant shall not be taken into account as part of the purchase price paid for the Membership Interests on the date of KG’s receipt of the Warrant; and (ii) the fair market value of the Warrant shall be taken into account as part of the purchase price paid for the Membership Interests on the date on which KG exercises the Warrant, based on the excess, if any, of the fair market value of the stock received by KG upon exercise of the Warrant (as determined based on the closing date price of the stock on the date of exercise) over the exercise price paid by KG in connection with the exercise of the Warrant.

2.              In the event that there is a Final Determination that KG or any of the KG Shareholders (each, a “KG Party,” and collectively, the “KG Parties”) are required to take the Warrant into account as part of the purchase price paid for the Membership Interests on the date of KG’s receipt of the Warrant based on the receipt of the Warrant (and not based on any exercise of the Warrant), the Prospect Parties shall make a payment to the applicable KG Party, within ten (10) Business Days after such Final Determination, equal to the sum of: (i) the product of the additional taxable income required to be reported on the applicable KG Party tax return in connection with such Final Determination (but only to the extent that such Final Determination relates to the inclusion of the Warrant as additional purchase price received in connection with the Transfer), multiplied by the Applicable Rate; plus (ii) an additional amount equal to the quotient of (A) the amount determined under clause (i), divided by (B) one (1) minus the Applicable Rate, expressed as a decimal; plus (iii) any interest paid by the KG Parties in connection with the Final Determination, plus (iv) an additional amount equal to the quotient of (A) the amount determined under clause (iii), divided by (B) one (1) minus the Applicable Rate, expressed as a decimal.  For the avoidance of doubt, the Prospect Parties shall have no obligation to make any payments to any of the KG Parties under this Agreement to the extent that the KG Parties are required to take the Warrant into account as part of the purchase price for the Membership Interests only on the date on which the KG Parties exercise the Warrant, and none of the KG Parties shall be entitled to any amounts under this Agreement with respect to any penalties to which any of the KG Parties may be subject in connection with the tax treatment described in clause 1 hereof.

3.              If any KG Party (or any successor thereto) receives notice from any Governmental Authority claiming that, for income tax purposes, such KG Party is required to take the Warrant into account as part of the purchase price paid for the Membership Interests on the date of KG’s receipt of the Warrant (a “Tax Claim”), such KG Party shall notify the Prospect Parties in writing of the Tax Claim within fifteen (15) Business Days of receipt of such Tax Claim, and the Prospect Parties shall have the right to represent the interests of such KG Party (or any successor thereto) with respect to the Tax Claim, and to employ counsel of its choice at its expense; provided, however, that (i) such KG Party (or any successor thereto) shall have the right to participate in such proceedings at its own expense; and (ii) the Prospect Parties shall not agree to any settlement with the Governmental Authority with respect to such Tax Claim without the prior consent of such KG Party; provided further, that such consent shall not be unreasonably withheld, and shall not be necessary to the extent that the Prospect Parties have made payment of the amount described in clause 2 hereof based on such settlement, or, in the event that a bond is required to be posted in connection with such claim, the Prospect Parties have posted such bond in satisfaction of such requirement.  Without limiting the foregoing, the KG Parties (or any successor thereto) shall provide the Prospect Parties with copies of any and all correspondence to or from any Governmental Authority related to the tax treatment of the Warrant.

4.              For purposes of this Agreement:

a.              “Final Determination” shall mean the final resolution as a result of (i) a final and non-appealable decision, judgment, decree or other order by any court of competent jurisdiction, or (ii) a final settlement with the Internal Revenue Service, a closing agreement or accepted offer in compromise under Code Sections 7121 or 7122, or a comparable agreement under the laws of any other jurisdiction; and

b.              “Applicable Rate” shall mean, with respect to any Final Determination, the highest marginal federal, state or local income tax rate applicable to individuals on long-term capital gains (disregarding for such purposes the tax rates applicable to “collectibles gain” (as defined in Code Section 1(h)(5)), “unrecaptured section 1250 gain” (as defined in Code Section 1(h)(6)), and “section 1202 gain” (as defined in Code Section 1(h)(7))) in the jurisdiction in which the additional income is required to be reported in connection with such Final Determination.

5.              The Parties acknowledge that this Agreement shall be deemed incorporated by reference into the Purchase Agreement.  Except as expressly modified by this Agreement, the Purchase Agreement is and shall continue to be in full force and effect and, as so modified hereby, is hereby ratified and confirmed in all respects.

6.              In connection with the provisions of the Purchase Agreement, the only income tax liabilities of the KG Parties for which the Prospect Parties shall have any indemnity obligation shall be with respect to income taxes related to the Warrant, as provided hereunder.  This paragraph shall not affect the obligations of the Prospect Parties under the Promissory Note.

*                                         *                                         *                                         *                                         *

Please sign below to indicate your acceptance of the terms of this Agreement.

Very truly yours,

Prospect Global Resources, Inc.,
a Delaware corporation

	By:	/s/ Pat Avery
Name: Pat Avery
Title: Chief Executive Officer

Prospect Global Resources, Inc.,
a Nevada corporation

	By:	/s/ Pat Avery
Name: Pat Avery
Title: Chief Executive Officer

American West Potash, LLC,
a Delaware limited liability company

	By:	/s/ Pat Avery
Name: Pat Avery
Title: CEO

AGREED TO AND ACCEPTED:

The Karlsson Group, Inc.,
an Arizona corporation

By:
Name: Anders Karlsson
Title: President